The Investor CreditLine  Service Client Agreement


Note: CMA , CBA and WCMA clients who have already signed this agreement need not return this form.

In consideration of your accepting and carrying one or more accounts for the undersigned, the undersigned hereby consents and agrees that:

Applicable Rules and Regulations

1. All transactions shall be subject to the constitution, rules, regulations, customs and usages of the exchange or market and its clearinghouse, if any, on which such transactions are executed by you (Merrill Lynch, Pierce, Fenner & Smith Inc.) or your agents, including your subsidiaries and affiliates.

Definitions

2. For purposes of this agreement, "securities and other property" shall include, but not be limited to, money, securities, financial instruments and commodities of every kind and nature and all contracts and options relating thereto, whether for present or future delivery.

Collateral Requirements and Credit Charges for the Investor
CreditLine Service

3. The undesigned will maintain such securities and other property in the accounts of the undersigned for collateral purposes as you shall require from time to time; and the monthly debit balance of such accounts shall be charged, in accordance with your usual custom, with interest at a rate permitted by the laws of the State of New York. It is understood that the interest charge made to the undersigned's account at the close of a charge period will, unless paid, be added to the opening balance for the next charge period and that interest will be charged upon such opening balance, including all interest so added.

Security Interest

4. All securities and other property now or hereafter held, carried or maintained by you or by any of your affiliates in your possession or control, or in the possession or control of any such affiliate, for any purpose, in or for any account of the undersigned now or hereafter opened, including any account in which the undersigned may have an interest, shall be subject to a lien for the discharge of all the indebtedness and other obligations of the undersigned to you, and are to be held by you as security for the payment of any liability or indebtedness of the undersigned to you in any of said accounts. You shall have the right to transfer securities and other property so held by you from or to any other of the accounts of the undersigned whenever in your judgement you consider such a transfer necessary for your protection. In enforcing your lien, you shall have the discretion to determine which securities and property are to be sold and which contracts are to be closed.

Representations as to Beneficial Ownership and Control

5. The undersigned represents that, with respect to securities against which credit is or may be extended by you: (a) the undersigned is not the beneficial owner of more than three percent (3%) of the number of outstanding shares of any class of equity securities, and (b) does not control, is not controlled by, and is not under common control with, the issuer of any such securities. In the event that any of the foregoing representations are inaccurate or become inaccurate, the undersigned will promptly so advise you in writing.

Calls for Additional Collateral -- Liquidation Rights

6. (a) You shall have the right to require additional collateral:

 (1) in accordance with your general policies for the Investor CreditLine service maintenance requirements, as such may be modified, amended or supplemented from time to time; or

 (2) if in your discretion you consider it necessary for your protection at an earlier or later point in time than called for by said general policies; or

 (3) in the event that a petition in bankruptcy or for appointment of a receiver is filed by or against the undersigned; or

 (4) if an attachment is levied against the accounts of the undersigned; or
 (5) in the event of the death of the undersigned.

   (b) If the undersigned does not provide you with additional collaterals as you may require in accordance with (a)
          (1) or (2), or should an event described in (a) (3),
          (4) or (5) occur (whether or not you elect to require additional collateral), you shall have the right:

 (1) to sell any or all securities and other property in the accounts of the undersigned with you or with any of your affiliates, whether carried individually or jointly with others;

 (2) to buy any or all securities and other property which may be short in such accounts; and

 (3) to cancel any open orders and to close any or all outstanding contracts.

You may exercise any or all of your rights under (b) (1), (2) or
(3) without further demand for additional collateral, or notice of sale or purchase, or other notice or advertisement. Any such sales or purchases may be made at your discretion on any exchange or other market where such business is usually transacted, or at public auction or private sale; and you may be the purchaser for your own account. It is understood that your giving of any prior demand or call or prior notice of the time and place of such sale or purchase shall not be considered a waiver of your right to sell or buy without any such demand, call or notice as herein provided.

Payment of Indebtedness Upon Demand

7. The undersigned shall at all times be liable for the payment upon demand of any debit balance or other obligations owing in any of the accounts of the undersigned with you, and the undersigned shall be liable to you for any deficiency remaining in any such accounts in the event of the liquidation thereof, in whole or in part, by you or by the undersigned; and the undersigned shall make payment of such obligations and indebtedness upon demand.


Liability for Costs of Collection

8. To the extent permitted by the laws of the State of New York, the reasonable costs and expenses of collection of the debit balance and any unpaid deficiency in the accounts of the undersigned with you, including but not limited to attorney's fees incurred and payable or paid by you, shall be payable to you by the undersigned.

Pledge of Securities and Other Property

9. All securities and other property now or hereafter held, carried or maintained by you in your possession or control in any of the accounts of the undersigned may be pledged and repledged by you from time to time, without notice to the undersigned, either separately or in common with other such securities and other property, for any amount due in the accounts of the undersigned, or for any greater amount, and you may do so without retaining in your possession or under your control for delivery a like amount of similar securities or other property.

Lending Agreement

10. In return for the extension or maintenance of any credit by you, the undersigned acknowledges and agrees that the securities in the undersigned's account, together with all attendant rights of ownership, may be lent to you or lent out to others to the extent not prohibited by applicable laws, rules and regulations. In connection with such securities loans, you may receive and retain certain benefits to which the undersigned will not be entitled. The undersigned understands that, in certain circumstances, such loans could limit the undersigned's ability to exercise voting rights, in whole or part, with respect to the securities lent.

Presumption of Receipt of Communications

11. Communications may be sent to the undersigned at the address of the undersigned or at such other address as the undersigned may hereafter give you in writing. All communications so sent, whether by mail, telegraph, messenger or otherwise, shall be deemed given to the undersigned personally, whether actually received or not.


Accounts Carried as Clearing Broker

12. If you are carrying the amount of the undersigned as clearing broker by arrangement with another broker through whose courtesy the account of the undersigned has been introduced to you, then until receipt from the undersigned of written notice to the contrary, you may accept from such other broker, without inquiry or investigation by you (a) orders for the purchase or sale in said account of securities and other property on credit or otherwise, and (b) any other instructions concerning said account. You shall not be responsible or liable for any acts or omissions of such other broker or its employees.

Agreement to Arbitrate Controversies

13.      Arbitration is final and binding on the parties.
    The parties are waiving their right to seek remedies in
     court, including the right to jury trial.
    Prearbitration discovery is generally more limited than
     and different from court proceedings.
    The arbitrators' award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of rulings by the arbitrators is strictly limited.
    The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

The undersigned agrees that all controversies which may arise between us, including but not limited to those involving any transaction or the construction, performance or breach of this or any other agreement between us, whether entered into prior, on or subsequent to the date hereof, shall be determined by arbitration. Any arbitration under this agreement shall be conducted only before the New York Stock Exchange, Inc., the American Stock Exchange, Inc. or arbitration facility provided by any other exchange of which you are a member, the National Association of Securities Dealers, Inc. or the Municipal Securities Rulemaking Board, and in accordance with its arbitration rules then in force. The undersigned may elect in the first instance whether arbitration shall be conducted before the New York Stock Exchange, Inc., the American Stock Exchange, Inc., other exchanges of which you are a member, the National Association of Securities Dealers, Inc. or the Municipal Securities Rulemaking Board, but if the undersigned fails to make such election, by registered letter or telegram addressed to you at the office where the undersigned maintains the account, before the expiration of five days after receipt of a written request from you to make such election, then you may make such election. Judgment upon the award of arbitrators may be entered in any court, state or federal, having jurisdiction.

No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action, or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (i) the class certification is denied; (ii) the class is decertified; or (iii) the customer is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this agreement except to the extent stated herein.

Joint and Several Liability

14. If the undersigned shall consist of more than one person, their obligations under this agreement shall be joint and several.

Representation as to Capacity to Enter Into Agreement

15. The undersigned represents that no one except the undersigned has an interest in the account or accounts of the undersigned with you. If a natural person, the undersigned represents that he undersigned is of full age, is not an employee of any exchange, nor of any corporation of which any exchange owns a majority of the capital stock, nor of a member of any exchange, nor of a member firm or member corporation registered on any exchange, nor of a bank, trust company, insurance company or any corporation, firm or individual engaged in the business of dealing either as broker or as principal in securities, bills of exchange, acceptances or other forms of commercial paper. If any of the foregoing representations is inaccurate or becomes inaccurate, the undersigned will promptly so advise you in writing.

Extraordinary Events

16. You shall not be liable for loss caused directly or indirectly by government restrictions, exchange or market rulings, suspension of trading, war, strikes or other conditions beyond your control.

The Laws of the State of New York Govern

17. This agreement and its enforcement shall be governed by the laws of the State of New York; and shall cover individually and collectively all accounts which the undersigned may open or reopen with you; shall inure to the benefit of your successors, whether by merger, consolidation or otherwise, and assigns, and you may transfer the accounts of the undersigned to your successors and assigns; and this agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the undersigned.

Amendments

18. The undersigned agrees that you shall have the right to amend this Agreement, by modifying or rescinding any of its existing provisions or by adding any new provision. Any such amendment shall be effective as of a date to be established by you, which shall not be earlier than thirty days after you send notification of any such amendment to the undersigned.

Separability

19. If any provision or condition of this agreement shall be held to be invalid or unenforceable by any court, or regulatory or self-regulatory agency or body, such invalidity or unenforceability shall attach only to such provision or condition. The validity of the remaining provisions and conditions shall not be affected thereby and this agreement shall be carried out as if any such invalid or unenforceable provision or condition were not contained herein.

Headings are Descriptive

20. The heading of each provision hereof is for descriptive purposes only and shall not be deemed to modify or qualify any of the rights or obligations set forth in each such provision.

CMA, CBA, and WCMA clients may have already signed and returned this agreement. If so, please disregard.

BY SIGNING THIS AGREEMENT, THE UNDERSIGNED ACKNOWLEDGES (1) THAT, IN ACCORDANCE WITH PARAGRAPH 13, THE UNDERSIGNED IS AGREEING IN ADVANCE TO ARBITRATE ANY CONTROVERSIES THAT MAY ARISE WITH YOU;
(2) THAT, PURSUANT TO PARAGRAPH 10 ABOVE, CERTAIN OF THE UNDERSIGNED'S SECURITIES MAY BE LOANED TO YOU OR LOANED OUT TO OTHERS; AND (3) RECEIPT OF A COPY OF THIS AGREEMENT.



Signature ___________________________________
Date____________________

Title_______________________________________
 (For special accounts, example: Trustee)


Signature____________________________________Date______________
     (Second party if joint account; Co-Trustee)


Title_______________________________________
 (For special accounts, example: Co-Trustee)


Account No.:_______________________________________

  Copyright 1995.
Merrill Lynch, Pierce, Fenner & Smith Incorporated.
Printed in U.S.A.  All rights reserved.  April 1995.
Member, Securities Investor Protection Corporation (SIPC).
"CMA," "CBA" and "WCMA" are registered service marks of Merrill
Lynch & Co., Inc.
"Investor CreditLine" is a service mark of Merrill Lynch & Co.,
Inc.

Merrill Lynch                (Account Number ___________________)

     CORPORATION AUTHORIZATION TO SELL AND ENDORSE SECURITIES

RESOLVED THAT

THE CEO      W.B. Collett
                              (NAME)

VICE-PRESIDENT
                              (NAME)

THE TREASURER      Timothy L. Hensley
                              (NAME)

OR ANY OF THEM, BE AND THEY ARE HEREBY AUTHORIZED TO SELL,
ASSIGN, ENDORSE FOR TRANSFER, AND DO ALL OTHER THINGS NECESSARY
TO SECURE THE TRANSFER OF CERTIFICATES REPRESENTING STOCKS, BONDS
OR OTHER SECURITIES NOW REGISTERED OR HEREAFTER REGISTERED IN THE
NAME OF THIS CORPORATION.

 I, W.B. COLLETT, JR., SECRETARY OF FREEDOM FINANCIAL CORPORATION, INCORPORATED UNDER THE LAWS OF THE STATE OF INDIANA HEREBY CERTIFY THAT THE FOREGOING IS A TRUE COPY OF A RESOLUTION DULY ADOPTED BY THE BOARD OF DIRECTORS OF SAID CORPORATION AT A MEETING DULY HELD THE 24th DAY OF DECEMBER, 1996, AT WHICH A QUORUM WAS PRESENT AND VOTING, AND THAT THE SAME HAS NOT BEEN REPEALED OR AMENDED AND REMAINS IN FULL FORCE AND EFFECT AND DOES NOT CONFLICT WITH THE BY-LAWS OF SAID CORPORATION.

DATED     12/24/96
                                  /s/ W.B. Collett, Jr.
                              SECRETARY

    (OFFICERS NAMED IN ABOVE RESOLUTION SHOULD NOT SIGN HERE)

CORPORATE
     SEAL

CODE 97 REV. 7/74
PRINTED IN U.S.A.
CORPORATION AUTHORIZATION TO TRADE

MERRILL LYNCH PIERCE FENNER & SMITH INC.
NEW YORK, N.Y.

 BE IT RESOLVED: That this corporation, FREEDOM FINANCIAL CORPORATION, be, and it hereby is, authorized and empowered to open and maintain an account with MERRILL LYNCH PIERCE FENNER & SMITH INC., and its successors, by merger, consolidation or otherwise, and assigns, hereinafter called the brokers, for the purchase and sale (including short sales) of stocks, bonds, options, or securities, commodities and commodity futures, on margin or otherwise, on exchanges of which the brokers are members or otherwise, and that any of the officers hereinafter named be, and he hereby is, authorized to give written or verbal instructions by telephone, or telegraph, or otherwise, to the brokers to buy or sell (including short sales) stocks, bonds, options, or securities, commodities and commodity futures, either for immediate or future delivery, and to borrow money from or through the brokers and, if he deems proper to secure payment therefore with property of this corporation; and he shall at all times have authority in every way to bind and obligate this corporation for the carrying out of any contract, arrangement or transaction which shall, for or on behalf of this corporation, be entered into or made with or through the brokers; and that the brokers are authorized to receive from this corporation, checks and drafts drawn upon the funds of this corporation by any officer or employee of this corporation, and to apply the same to the credit of this corporation or to its account with said brokers and the said brokers are authorized to receive from said officer(s) or from any other officer or employee of this corporation, stocks, bonds, options, or securities as collateral or margin upon the account of this corporation with said brokers; said brokers are further authorized to accept instructions from any officer herein named as to the delivery of stocks, bonds, options or securities from the account of this corporation and at his direction to cause certificates of stocks, bonds, options, or securities held in said account to be transferred to the name of any officer hereinafter named or of this corporation in the discretion of said officer; and delivery to any such officer of such stocks, bonds, options, or securities, issued as directed by him, shall be deemed delivery to this corporation; and any such officer shall have the fullest authority at all times with reference to any transaction deemed by him to be proper to make or enter into for or on behalf of this corporation with the brokers or others. All confirmations, notices and demands upon this corporation may be delivered by the brokers verbally or in writing, or by telegraph, or by telephone to any such officer and he is authorized to empower any person, or persons, that he deems proper, at any time, or times, to do any and all things that he is hereinbefore authorized to do. That this resolution shall be and remain in full force and effect until written notice of the revocation hereof shall be delivered to the brokers. The officer(s) herein referred to are named as follows, to wit:

(1)      W.B. Collett

(2)      Timothy L. Hensley

I, W.B. COLLETT, JR., Secretary of FREEDOM FINANCIAL CORPORATION, hereby certify that the foregoing is a full, true and correct copy of a resolution duly and regularly passed and adopted by the unanimous vote of the Board of Directors of said company at a meeting thereof duly called and held at the office of said company on the 24th day of December, 1996 at which meeting all directors were present and voting; that said resolution appears in the minutes of said meeting, and that the same has not been rescinded or modified and is now in full force and effect.

 I further certify that said corporation is duly organized and existing, and has the power to take the action called for by the foregoing resolution.


                                   Secretary
SEAL